UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 7, 2006
Metrocorp, Inc.
(Exact name of registrant as specified in its charter)

Illinois	002-50219	36-2786335

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1523 8th Street, East Moline, Illinois	61244

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (309) 755-0671
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events
SIGNATURES

Item 8.01: Other Events
Effective as of the close of business on July 7, 2006, National Bancshares, Inc. acquired all of the outstanding shares of Metrocorp, Inc. (the “Company”), pursuant to the Agreement and Plan of Merger dated March 20, 2006, among the Company, NBI Acquisition Corp. and National Bancshares. Shareholders of Metrocorp received consideration of $67.00 per share of common stock outstanding, or approximately $79 million in the aggregate, as a result of the merger. Metrocorp will file a Form 15 with the Securities and Exchange Commission to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROCORP, INC.

Date: July 7, 2006	By:	/s/ John R. McEvoy, Jr. John R. McEvoy, Jr.
	Title:	Senior Vice President & Controller